UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2015, Ernst Teunissen notified Cimpress N.V. of his decision to resign as Cimpress’ Executive Vice President and Chief Financial Officer effective October 26, 2015 to accept a chief financial officer role with another public company, and he will depart Cimpress on November 4, 2015. Cimpress has decided to promote Sean Quinn, its current Vice President, Corporate Finance and Chief Accounting Officer, to the position of Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) effective October 26, 2015.

Mr. Quinn, age 36, has served as Chief Accounting Officer since November 2014 and as Vice President, Corporate Finance since January 2014. Mr. Quinn previously served as Global Controller from April 2012 to November 2014, as Director, External Reporting & Accounting from July 2010 to April 2012, and as Senior Manager, External Reporting & Accounting from October 2009 to July 2010. Before joining Cimpress, Mr. Quinn was a Certified Public Accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices, most recently as an Audit Senior Manager. Mr. Quinn holds a B.S. degree in accounting from Saint Joseph’s University.

There are no family relationships between Mr. Quinn and any of Cimpress’ supervisory directors or executive officers. Since July 1, 2014, Mr. Quinn has had no related person transactions that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Cimpress does not expect to incur any material charges in connection with Mr. Teunissen’s resignation.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index attached to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2015	CIMPRESS N.V.

	By:	/s/Robert S. Keane
Robert S. Keane
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated October 8, 2015 entitled “Cimpress Announces Promotion of Sean Quinn to Chief Financial Officer effective October 26, 2015”